UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”),  entered into an Interest Purchase Agreement (the “Purchase Agreement”) with VaultLogix, LLC, a Delaware limited liability company (“VaultLogix”), Data Protection Services, LLC, a Delaware limited liability company (“DPS”), U.S. Data Security Acquisition, LLC, a Delaware limited liability company (“USDSA”), London Bay – VL Acquisition Company, LLC (“Holding Company”), and Tier 1 Solutions, Inc. (“Tier 1”) (each of Holding Company and Tier 1, a “Seller,” and collectively, the “Sellers”).  Pursuant to the Purchase Agreement, we agreed to acquire from Sellers all of the outstanding membership interests of VaultLogix, DPS and USDA for an aggregate purchase price of $44 million.  On the closing date of the acquisition (the “Closing Date”), the purchase price is payable to Sellers or their  designees as follows:  (i) $17 million in cash, (ii) $11.5 million in shares of our common stock at a price of $16.50 per share (the “Buyer Shares”) and (iii) $15.5 million in unsecured convertible promissory notes, as further described below (the “Seller Notes”). The closing payments are subject to customary working capital adjustments.

The Purchase Agreement provides that if the closing price of our common stock 180 days after the Closing Date (the “Adjustment Closing Price”) is less than $14.85 per share, then we will issue to the Sellers additional shares of our common stock as downside protection; provided, however, we will not issue additional shares at a value less than $12.50 per share.  We also agreed that if after the six (6) month anniversary of the Closing Date, the Buyer Shares then held by Sellers or their designees fail at any time to remain eligible for resale without restriction or volume limitations under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), and we are unable to cure such ineligibility within ten (10) business days, we will cause such remaining Buyer Shares to be registered for resale under the Securities Act as soon as practicable thereafter.

The Seller Notes will accrue interest at a rate of eight percent (8%) per annum, and all principal and interest accrued under the Seller Notes will be payable on the third (3rd) anniversary of the Closing Date (the “Maturity Date”).  We may prepay some or all of the amounts owing under the Sellers Notes without penalty or premium upon five (5) business days’ prior written notice.  The Sellers Notes will be convertible into shares of our common stock (the “Conversion Shares”) at a conversion price (the “Conversion Price”) equal to 102% of the closing price of our common stock on the trading day immediately prior to the Closing Date; provided, however, that if the Closing Date is on or before April 7, 2014, the Conversion Price will be equal to 107% of the closing price of our common stock on the trading day immediately prior to the Closing Date.  A portion of the principal amount of the Seller Notes equal to twenty percent (20%) of the principal amount on the Closing Date will not be convertible until the fifteen-month (15) anniversary of the Closing Date.  Additionally, to the extent we make claims for set-off against the Seller Notes in respect of indemnification claims pursuant to the Purchase Agreement (“Set-off Claims”), the holders of the Sellers Notes will not be entitled to convert any principal amount or accrued interest under the Seller Notes into Conversion Shares to the extent that such Set-off Claims would exceed the then-remaining outstanding and unconverted principal amount and accrued interest under the Seller Notes.

On a date when (i) the Conversion Shares are freely tradeable without restriction or volume limitations under Rule 144, and (ii) the average closing price of our common stock is 105% or higher of the Conversion Price on the three (3) trading days immediately prior to such date, we may deliver notice to the holders of the Seller Notes electing to convert some or all of the outstanding amounts owed under the Sellers Notes into Conversion Shares at the applicable Conversion Price (a “Forced Conversion”).  Additionally, if on or after the Maturity Date, (i) we are restricted or otherwise unable to pay in cash all outstanding amounts under the Seller Notes, (ii) the Seller Notes have not otherwise been paid in full within ten (10) business days following the Maturity Date, or (iii) we are not at such time entitled to effect a Forced Conversion, then, in the event that both (i) and (iii) above apply, we, and in the event that both (ii) and (iii) above apply, the holders of the Seller Notes, shall have the right to convert all outstanding amounts owing under the Seller Notes into shares of our common stock at a conversion price (in lieu of the Conversion Price) equal to the average closing price of our common stock on the three (3) trading days immediately preceding the date of such conversion.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing remains subject to closing conditions, including the accuracy of representations and warranties of the parties in the Purchase Agreement and our ability to raise sufficient cash proceeds to consummate the acquisition.  The Purchase Agreement may be terminated at any time prior to closing (i) by mutual consent of the parties, (ii) by either party if the closing has not occurred by April 30, 2014 (the “Termination Date”), (iii) by either party if the other party has breached any of its representations, warranties or covenants or (iv) by either party if a court or governmental authority has issued a final order or ruling prohibiting the transaction.  Notwithstanding the foregoing, we shall have the right to extend the Termination Date to May 31, 2014 by paying Sellers a nonrefundable deposit of $500,000, which will be applied to the cash portion of the purchase price.  If on May 31, 2014, after such an extension of the Termination Date, we are unable to consummate the closing of the acquisition because we are unable to satisfy our conditions to closing, and Sellers have otherwise satisfied or are able to satisfy their conditions to closing, we will be required to pay Sellers a break-up fee in the amount of $500,000.

Mr. Mark Munro, our chairman and chief executive officer, was a member of the board of VaultLogix from March 2004 until February 2008, and was one of VaultLogix’s largest investors until it was sold in February 2008.  All outstanding debt or equity obligations owed by Vaultlogix to Mr. Munro were paid in December 2009.  Since December 2009, Mr. Munro has had no financial or other pecuniary interest in Vaultlogix, DPS or USDA.

Mr. Daniel Sullivan, our chief financial officer, previously served as the chief financial officer of VaultLogix from January 2003 to July 2010.  Mr. Sullivan also currently serves as a director of Tier 1 and is a minority shareholder of Tier 1.  Tier 1 owns 1% of the membership interests of Vaultlogix.

The foregoing description of the Purchase Agreement and the Seller Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and such document is not intended for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

On March 24, 2014, we issued a press release announcing the signing of the Purchase Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Interest Purchase Agreement, dated March 19, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC and Tier 1 Solutions, Inc.

10.2	Form of Convertible Promissory Note.

99.1	Press Release, dated March 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Interest Purchase Agreement, dated March 19, 2014, among InterCloud Systems, Inc., VaultLogix, LLC, Data Protection Services, LLC, U.S. Data Security Acquisition, LLC, London Bay – VL Acquisition Company, LLC and Tier 1 Solutions, Inc.

10.2	Form of Convertible Promissory Note.

99.1	Press Release, dated March 24, 2014.